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                                                                    EXHIBIT 3.29

                                                                   PAGE 1

                                STATE OF DELAWARE

                        Office of the Secretary of State


                         ------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "ORINOCO TASV LLC", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE, A.D. 1998, AT 10 O'CLOCK A.M.

                                    [SEAL] /s/ Edward J. Freel
                                           -------------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION:
                                                            9147351

                                                     DATE:
                                                            06-18-98


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                            CERTIFICATE OF FORMATION
                                       OF
                                ORINOCO TASV LLC


         This Certificate of Formation of Orinoco TASV LLC (the "LLC"), dated as of June 16, 1998, is being duly executed and filed by Michael A. Khouri, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Section 18-101 et seq.).

         FIRST: The name of the limited liability company formed hereby is Orinoco TASV LLC.

         SECOND: The registered office of the LLC in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent of the LLC at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.





                                                    By: /s/ Michael A. Khouri
                                                        ------------------------
                                                            Michael A. Khouri
                                                            Authorized Person
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                             CONSENT TO USE OF NAME


                  Orinoco TASV Company, a Delaware corporation ("TASV"), hereby consents to the formation of Orinoco TASV LLC as a Delaware limited liability company.

                  IN WITNESS WHEREOF, said TASV has caused this consent to be executed by a duly authorized officer of TASV and attested by a duly authorized officer of TASV, this 16th day of June, 1998.


                                ORINOCO TASV COMPANY


                                By: /s/ Michael A. Khouri
                                    --------------------------------------------
                                         Name:  Michael A. Khouri
                                         Title: Vice President and
                                                General Counsel






In the presence of:

/s/ Mary C. Strench
---------------------------------------------
Name:  Mary C. Strench
Title: Secretary